Exhibit 99.1

News Release

Contacts:
Investors	Ed Kiker	904-357-9186
Media	Russell Schweiss	904-357-9158

China Ministry of Commerce Issues Preliminary Determination for Dissolving Pulp Anti-Dumping Investigation

Rayonier’s high value Cellulose Specialties excluded from dumping determination
JACKSONVILLE, Fla., Nov. 8, 2013 - Rayonier Inc. (NYSE:RYN) announced today that on November 6, China’s Ministry of Commerce (MOFCOM) issued the following preliminary determination regarding the import of Rayonier dissolving pulp products into China:

1)	Rayonier’s high purity cellulose acetate and other high purity products will not be subject to any duties as they are specifically exempted.

2)	Rayonier’s lower purity Fibernier grade product used in commodity viscose applications will be subject to a 21.7 percent interim duty effective November 7.

Paul Boynton, Chairman, President and CEO stated “While we are pleased that MOFCOM recognized the unique characteristics of our high-purity cellulose specialty products, we intend to challenge the interim duty on commodity viscose as it appears to be based on inaccurate assumptions.”
In February 2013, MOFCOM initiated an anti-dumping investigation of imports of dissolving wood, cotton and bamboo pulp into China from the U.S., Canada and Brazil during 2012. These determinations by MOFCOM are preliminary and subject to change upon the completion of its investigation and issuance of its final determination, which is expected in the first half of 2014.
Rayonier is currently reviewing the basis for MOFCOM’s duty calculation and expects to submit a formal response next week. In addition, the Company is evaluating all potential product and market segment options that its broad range of capabilities provides in the event that MOFCOM’s preliminary duty is not materially reduced or eliminated. Rayonier does not expect that MOFCOM’s preliminary duty will materially affect its business results.

Certain statements in this document regarding anticipated financial, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier's future events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend,” "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: that MOFCOM’s final determination will assess duties, or contain other terms, that are not more favorable than those in the preliminary determination, or are otherwise more unfavorable to Rayonier in the aggregate; that Rayonier is unable to sell all of its intended future production of commodity viscose dissolving pulp from its expanded facility; and that MOFCOM’s final determination will result in an adverse effect on Rayonier’s financial results in 2014 and the years during which any duties are in effect.

1301 Riverplace Boulevard, Jacksonville, FL 32207 904-357-9100

Exhibit 99.1

About Rayonier
Rayonier is a leading international forest products company with three core businesses: Forest Resources, Real Estate and Performance Fibers. The company owns, leases or manages 2.7 million acres of timber and land in the United States and New Zealand. The company's holdings include approximately 200,000 acres with residential and commercial development potential along the Interstate 95 corridor between Savannah, Ga., and Daytona Beach, Fla. Its Performance Fibers business is one of the world's leading producers of high-value specialty cellulose fibers, which are used in products such as filters, pharmaceuticals and LCD screens. Approximately 50 percent of the company's sales are outside the U.S. to customers in approximately 20 countries. Rayonier is structured as a real estate investment trust. More information is available at www.rayonier.com.

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1301 Riverplace Boulevard, Jacksonville, FL 32207 904-357-9100